As filed with the Securities and Exchange Commission on June 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1666413
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2407 Park Drive, Harrisburg, PA	17110
(Address of principal executive offices)	(Zip code)

William Penn Bank 401(k) Retirement Savings Plan

(Full title of the plans)

Rory G. Ritrievi, President & CEO

Mid Penn Bancorp, Inc.

2407 Park Drive

Harrisburg, Pennsylvania 17110

(Name and address of agent for service)

(717) 692-7105

(Telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Rollins, Esquire

Pillar Aught LLC

4201 E. Park Circle

Harrisburg, Pennsylvania 17111

(717) 308-9910

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates to shares of common stock of Mid Penn Bancorp, Inc. (“Mid Penn” or the “Company”), par value $1.00 per share (“Mid Penn Common Stock”), that may be offered or sold pursuant to the William Penn Bank 401(k) Retirement Savings Plan (the “Plan”), which was assumed by Mid Penn in connection with the merger of William Penn Bancorporation with and into Mid Penn, if participants elect to invest in Mid Penn Common Stock through the Plan prior to the termination of the Plan, and an indeterminate amount of plan interests issuable to eligible participants pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the holders as required by Rule 428(b)(1). These documents and the documents incorporated by reference into this Registration Statement pursuant to Part II, taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents previously filed with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 13, 2025.

(b)	Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed with the SEC on March 28, 2025.

(c)

The Company’s Current Reports on Form 8-K filed with the Commission on January  22, 2025, January  24, 2025, February  25, 2025 (filed portion only), March  28, 2025, April  2, 2025 (filed portion only), April  2, 2025, April  23, 2025, April  24, 2025, May 1, 2025, May  13, 2025 (filed portion only) and May 13, 2025.

(d)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2023.

(e)

The description of the Company’s common stock set forth in Exhibit 4.1 of the Company’s Registration Statement on Form S-4 filed with the Commission on January 17, 2025, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

Article 24 of Registrant’s bylaws provides as follows:

Section 24.1 (Indemnification) To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (which shall include, without limitation, employee benefit plans), against expenses (including attorney’s fees), amounts paid in settlement, judgments, and fines (including without limitation, excise taxes related to employee benefit plans) actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 24.2 (Advancement of Expenses) To the fullest extent permitted by applicable law, expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 24.

Section 24.3 (Nonexclusivity) The indemnification provided by this Article 24 shall not be deemed exclusive of any other right to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons’ official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 24.4 (Insurance) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 24.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Document

4.1	The Registrant’s Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed for the quarterly period ended March 31, 2023

4.2	The Registrant’s By-laws, incorporated by reference to Exhibit 3(ii) of the Registrant’s Annual report on Form 10-K filed with the SEC on March 28, 2024

4.3	The William Penn Bank 401(k) Retirement Savings Plan, incorporated by reference to Exhibit 10.2 to William Penn’s Form S-1 Registration Statement, as amended, initially filed with the SEC on October 15, 2020 (File No. 333-249492)

5.1	The shares of common stock registered hereby to be offered and sold pursuant to the Plan will be purchased in open market transactions. No opinion of counsel regarding the securities being registered is required.

23.1	Consent of RSM US LLP

23.2	Consent of S.R. Snodgrass, P.C.

24.1	Powers of Attorney (included on the signature page of this registration statement)

107	Filing Fee Table

Item 9.	Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) and of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(ii), (ii), (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(C) Provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on June 20, 2025.

MID PENN BANCORP, INC.
By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Mid Penn Bancorp, Inc., a Pennsylvania corporation (the “Company”), constitutes and appoints Rory G. Ritrievi and Justin T. Webb with full power of each of them to act alone, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2025.

Signature	Capacity

/s/ Rory G. Ritrievi	Chair, President and Chief Executive Officer
Rory G. Ritrievi	(Principal Executive Officer)

/s/ Justin T. Webb	Chief Financial Officer
Justin T. Webb	(Principal Financial Officer)

/s/ Robert A. Abel	Director
Robert A. Abel

/s/ Kimberly J. Brumbaugh	Director
Kimberly J. Brumbaugh

/s/ Matthew G. DeSoto	Director
Matthew G. DeSoto

/s/ Albert J. Evans	Director
Albert J. Evans

/s/ Joel L. Frank	Director
Joel L. Frank

/s/ Maureen M. Gathagan	Director
Maureen M. Gathagan

/s/ Brian A. Hudson, Sr.	Director
Brian A. Hudson, Sr.

/s/ Bruce A. Kiefer	Director
Bruce A. Kiefer

/s/ Theodore W. Mowery	Director
Theodore W. Mowery

/s/ John E. Noone	Director
John E. Noone

/s/ William A. Specht, III	Director
William A. Specht, III

/s/ Kenneth J. Stephon	Director
Kenneth J. Stephon

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the William Penn Bank 401(k) Retirement Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WILLIAM PENN BANK 401(k) RETIREMENT SAVINGS PLAN

By:	/s/ Margaret E. Steinour
Margaret E. Steinour
For the Plan Administrator